UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant To Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐

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GenVec, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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65 West Watkins Mill Road Gaithersburg, MD 20878 ph: 240-632-0740 fx: 240-632-0735 www.genvec.com

March 21, 2011,

Dear Fellow Stockholder,

You recently received proxy materials in connection with a special meeting of stockholders of GenVec, Inc. to be held on Tuesday, April 5, 2011. According to our latest records, your proxy vote for this meeting HAS NOT YET BEEN RECEIVED.

The Company is asking stockholders to vote on a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of its issued and outstanding common stock at a ratio of one-for-ten and reduce the total number of authorized shares of common stock of the Company to 30,000,000.

LEADING INDEPENDENT PROXY ADVISORY SERVICE RECOMMENDS THAT GENVEC STOCKHOLDERS VOTE FOR THE PROPOSAL.

I.S.S. Proxy Advisory Services, a leading independent firm that advises institutional clients how to vote on proxies, recommends that stockholders vote FOR the proposal as it believes that the proposal is in the best interest of the Company’s stockholders.

ISS concluded that, “given that the company has not proposed to proportionately reduce its authorized shares in connection with the reverse stock split, we analyze the request as a request to increase authorized capital. Based on ISS’ analysis, the company’s effective request is below the allowable effective increase for the company. In addition, the company received a notice from NASDAQ that its stock will be delisted if it does not trade over $1.00 by May 09, 2011. Given that the effective increase is reasonable and the reverse stock split could enable the company to comply with NASDAQ’s minimum bid price requirement, this proposal warrants support.”

The affirmative vote of a majority of the outstanding shares of capital stock entitled to vote on this proposal is required to approve the proposal. FAILURE TO VOTE ON THE PROPOSAL WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

The Board of Directors unanimously recommends a vote “FOR” the proposal to amend the Amended and Restated Certificate of Incorporation to effect a reverse stock split and reduce the total number of authorized shares of common stock.

Regardless of the number of shares you own, it is important that they be represented at the special meeting of stockholders.
Please vote your shares of stock now so that your vote can be counted without delay. Voting is easy, You may utilize one of the options below to ensure that your vote is promptly recorded in time for the special meeting of stockholders:

▪	VOTE BY TOUCHTONE PHONE: You may cast your vote by calling the toll-free number on the enclosed proxy card. Follow the instructions on your proxy card to cast your ballot.

▪	VOTE BY MAIL: You may cast your vote by mail by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

YOUR PARTICIPATION IS IMPORTANT - PLEASE VOTE TODAY!

The Company’s proxy statement is available at http://genvec.investorroom.com

If you have any questions relating to the special meeting of stockholders, voting your shares, or need to request additional proxy materials, you may call our proxy solicitation advisors, Eagle Rock Proxy Advisors LLC   Toll-Free at 855-612-6968 between the hours of  9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday.

We appreciate your support.

Permission to use quoted material was neither sought nor obtained.

IF YOU HAVE RECENTLY MAILED YOUR PROXY OR CAST YOUR VOTE BY PHONE OR, IF YOU HOLD YOUR SHARES IN A BROKERAGE ACCOUNT, OVER THE INTERNET, PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.

The above letter was first furnished to stockholders on March 22, 2011